UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2009

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, the Company entered into two purchase and sale agreements with the same seller for the purchase of oil and gas properties, one effective October 1, 2009 for properties known as the Church properties and the other dated effective December 1, 2009 for properties known as the Wilke properties.  Pursuant to the Church agreement the seller may elect to require the Company to purchase the 250,000 shares of our common stock issued as part of the purchase price for $750,000, and the seller has notified the Company that it has so elected.  Under the Wilke agreement the Company was required to pay the $2,200,000 cash portion of the purchase price on December 18, 2009, and that payment has not been made.  The Company is in discussions with the seller and expects to announce a resolution of the unpaid payments next week.  There can be no assurances as to how or when the Company will resolve these issues with the seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: December 24, 2009	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Executive Officer